Q77(h) (Change in Control)

Virtus Dynamic AlphaSector Fund (Series 7):

First Clearing LLC ("First Clearing"), on behalf of its customers, acquired control on or about June 29, 2012. As of the end of the period, First Clearing owned 25.77% of the shares (as measured in assets).

Virtus AlphaSector Rotation Fund (Series 11):

Merrill, Lynch, Pierce, Fenner & Smith ("MLPF&S") ceased having control on or about June 27, 2012. As of the end of the period, MLPF&S owned 17.40% of the shares (as measured in assets).

Virtus Foreign Opportunities Fund (Series 20):

Edward Jones ceased having control on or about May 7, 2012.
As of the end of the period, Edward Jones owned 23.32% of the shares (as measured in assets).

Virtus Global Real Estate Securities Fund (Series 25):

Virtus Alternatives Diversifier Fund acquired control on or about June 18, 2012. As of the end of the period, Virtus
Alternatives Diversifier Fund owned 42.79% of the shares (as measured in assets).

Virtus International Equity Fund (Series 28):

SEI Private Trust Company ("SEI"), on behalf of its customers, ceased having control on June 29, 2012. As of the end of the period, SEI owned 23.28% of the shares (as measured in assets).

Wells Fargo Bank, N.A. ("Wells Fargo"), on behalf of its customers, acquired control on or about June 1, 2012. As of the end of the period, Wells Fargo owned 34.68% of the shares (as measured in assets).

Mitra & Co. ("Mitra"), on behalf of its customers, acquired control on June 29, 2012. As of the end of the period, Mitra owned 30.73% of the shares (as measured in assets).

Virtus Allocator Premium AlphaSector Fund (Series 30):

First Clearing, on behalf of its customers, acquired control on or about April 20, 2012. As of the end of the period, First Clearing owned 40.23% of the shares (as measured in assets).

Virtus Global Premium AlphaSector Fund (Series 31):

LPL Financial Services ("LPL") ceased having control on or about June 22, 2012. As of the end of the period, LPL owned
5.48% of the shares (as measured in assets).

Virtus Emerging Markets Debt Fund (Series 33):

Virtus Partners Inc. ("Virtus") acquired control on August
28, 2012 (inception of the fund). As of the end of the period, Virtus owned 99.96% of the shares (as measured in assets).

Virtus Emerging Markets Equity Income Fund (Series 34):

Virtus acquired control on August 28, 2012 (inception of the fund). As of the end of the period, Virtus owned 100% of the shares (as measured in assets).

Virtus Herzfeld Fund (Series 36):

Virtus acquired control on August 28, 2012 (inception of the fund). As of the end of the period, Virtus owned 99.68% of the shares (as measured in assets).

Virtus International Small-Cap Fund (Series 35):

Virtus acquired control on August 28, 2012 (inception of the fund). As of the end of the period, Virtus owned 99.56% of the shares (as measured in assets).

Virtus Wealth Masters Fund (Series 37):

Virtus acquired control on August 28, 2012 (inception of the fund). As of the end of the period, Virtus owned 99.13% of the shares (as measured in assets).